Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (“Agreement”) is executed on October 29, 2025 by and among TurnOnGreen, Inc., a Nevada corporation (“TOGI”), Digital Power Corporation, a Delaware corporation (“Digital Power”) and TOG Technologies, Inc., a Nevada corporation (“TOGT”, and together with TOGI and Digital Power, with each of their successors and assigns, the “Grantors”), in favor of SJC Lending LLC (“Investor”).

RECITALS

A.       TOGI has issued and will issue after the date hereof secured convertible promissory notes (each a “Note” and collectively, the “Notes”) to Investor pursuant to that certain Securities Purchase Agreement, by and between TOGI and Investor, dated as of the date hereof (as amended and restated from time to time) (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

B.       Investor is willing to make the loans to TOGI pursuant to the Notes, but only upon the condition, among others, that the Grantors grant to Investor (i) a security interest in certain Copyrights, Trademarks, Patents, and Mask Works (as each term is defined below) and (ii) a security interest in certain collateral of the Grantors, as set forth in that certain Security Agreement, by and amongst the Grantors and Investor, entered into on the date hereof (the “Security Agreement”), in each case, to secure the obligations of TOGI under the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, as collateral security for the prompt and complete payment when due of TOGI’s obligations under the Purchase Agreement and the other Transaction Documents, the Grantors hereby represent, warrant, covenant and agree as follows:

AGREEMENT

1.       Grant of Security Interest. To secure TOGI’s obligations under the Purchase Agreement and the other Transaction Documents, Grantors grant and pledge to Investor a security interest in all of Grantors’ right, title and interest in, to and under their intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)       Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b)       Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)       Any and all design rights that may be available to Grantors now or hereafter existing, created, acquired or held;

(d)       All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e)       Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of each Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”), provided that the term “Intellectual Property Collateral” shall not include intent-to-use trademark applications until such time as a statement of use is filed with the U.S. Patent and Trademark Office with respect to such intent-to-use trademark application;

(f)       All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

(g)       Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)       All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i)       All amendments, extensions, renewals and extensions of any of the Copyrights,

Trademarks, Patents, or Mask Works; and

(j)       All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.       Recordation; Notice. Grantors authorize the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights (collectively, the "Registers") and any other government officials to record and register this Agreement upon request by Investor, provided that Investor shall not record this Agreement against any intent-to-use trademark applications. The Grantors shall promptly notify Investor of any material additions to the Intellectual Property Collateral with respect to which recordation with one or more of the Registers is appropriate.

3.       Authorization. Grantors hereby authorize Investor to (a) modify this Agreement unilaterally by amending the exhibits to this Agreement to include any Intellectual Property Collateral which Grantors obtain subsequent to the date of this Agreement, and (b) file a duplicate original of this Agreement containing amended exhibits reflecting such new Intellectual Property Collateral.

4.       Termination of Security Interest. Upon the payment in full of all Obligations (as defined in the Security Agreement) and the cancellation or termination of any commitment to extend credit or purchase Notes under the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Intellectual Property Collateral shall revert to Grantors. Upon such termination, Investor hereby authorizes Grantors to file any statements or other filings necessary to effect such termination and Investor will execute and deliver to Grantors any additional documents or instruments as Grantors shall reasonably request to evidence such termination.

5.       Loan Documents. This Agreement has been entered into pursuant to and in conjunction with the Purchase Agreement and the other Transaction Documents, which are hereby incorporated by reference. The provisions of the Purchase Agreement and the other Transaction Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of Investor with respect to the Intellectual Property Collateral are as provided by the Purchase Agreement, Security Agreement and other Transaction Documents, and nothing in this Agreement shall be deemed to limit such rights and remedies.

6.       Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.       Successors and Assigns. This Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.       Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

9.       Confidentiality. Except as required by law or to perfect or enforce its rights hereunder, Investor shall keep confidential non-public technical information contained in the Intellectual Property Collateral (including source code and trade secret descriptions) and shall not publicly disclose detailed lists, descriptions or the substance of trade secrets or source code collateral except as required for filings with the Registers or as reasonably required to exercise or enforce Investor’s rights under this Agreement. Investor may disclose such information to its legal, financial and professional advisors who have a need to know such information and are bound by customary confidentiality obligations. Each party agrees to maintain the confidentiality of the other party’s non-public information obtained in connection with this Agreement and to use such information solely for purposes of administering or enforcing this Agreement. Either party may disclose such information if required by law, regulation, or court order, after providing prompt written notice (to the extent legally permitted) to enable the other party to seek protective relief.

10.       Grantor Representations and Warranties. Each Grantor represents and warrants to Investor as of the Execution Date that: (a) it is, to its knowledge and in all material respects, the sole legal and beneficial owner of the Intellectual Property Collateral reflected on the Exhibits (subject only to Permitted Licenses) free and clear of any Liens other than Permitted Liens, (b) it has the right and authority to grant the security interest described in this Agreement, (c) to its knowledge, no action, claim or proceeding is pending or threatened in writing that, if adversely determined, would materially impair the value or enforceability of the Intellectual Property Collateral, (d) the Exhibits and Schedules delivered to Investor are true and complete in all material respects and (e) the execution and delivery of this Agreement do not and will not result in any material breach or default under any material agreement to which such Grantor is a party. The foregoing representations and warranties shall survive the execution of this Agreement for a period of twelve (12) months, except that representations of ownership (clause (a)) and representations made with respect to fraud shall survive until termination of the security interest.

11.       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be the addresses and email addresses indicated on the signature pages hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

INVESTOR:

Address:	SJC LENDING LLC
120 Bloomingdale Road, Suite 105
White Plains, NY 10605	By:
Attention: Steven J. Caspi		Name:	Steven J. Caspi
Email: steve@caspidevelopment.com		Title:	Sole Member

GRANTORS:

Address:	TURNONGREEN, INC.
1421 McCarthy Blvd. Milpitas, CA 95035
Attention: Amos Kohn	By:
Email: akohn@turnongreen.com		Name:	Amos Kohn
		Title:	Chief Executive Officer

Address:	DIGITAL POWER CORPORATION
1421 McCarthy Blvd.
Milpitas, CA 95035	By:
Attention: Amos Kohn		Name:	Amos Kohn
Email: akohn@turnongreen.com		Title:	Chief Executive Officer

Address:	TOG TECHNOLOGIES, INC.
1421 McCarthy Blvd.
Milpitas, CA 95035	By:
Attention: Amos Kohn		Name:	Amos Kohn
Email: akohn@turnongreen.com		Title:	Chief Executive Officer

[Signature Page to the Intellectual Property Security Agreement]

EXHIBIT A

Copyrights

Title / Work Name	Registration No.	Registration Date	Jurisdiction / Office	Owner / Author	Comments (if any)
Chassis Power Supply	CPCI AC-6U-400 CPCI AC-6U-500 CPCI AC-6U-650		California	Digital Power Corporation
Chassis Power Supply	CPCI DC-3U-200/24 CPCI DC-3U-300/24 CPCI DC-3U-300		California	Digital Power Corporation
Chassis Power Supply	CPCI DC-6U-350/24 CPCI DC-6U-400		California	Digital Power Corporation
Open Frame/Enclosed Power Supply	HD240O-124 HDM240E-112 HDM240E-124 HDM240E-148 HDM240O-112 HDM240O-124 HDM240O-148 HDM240U-112 HDM240U-124 HDM240U-148		California	Digital Power Corporation
Open Frame/Enclosed Power Supply	DM500E-112 HDM500E-124 HDM500E-148 HDM500O-112 HDM500O-124 HDM500O-148 HDM500U-112 HDM500U-124 HDM500U-148		California	Digital Power Corporation
Defense Grade Power Supply	DN500M-24T		California	Digital Power Corporation
Defense Grade Power Supply	PS-9525		California	Digital Power Corporation
Defense Grade Power Supply	DPSS-DCH-250		California	Digital Power Corporation
Defense Grade Power Supply	DPSS-DCH-350		California	Digital Power Corporation
Defense Grade Power Distribution Unit (PDU)	SYS1440DC-ALD		California	Digital Power Corporation
Defense Grade Power Controller	DPLVD-1014		California	Digital Power Corporation

Telecom Power Supply	PS-4001	California	Digital Power Corporation
Telecom Power Supply	PS-4002	California	Digital Power Corporation
Telecom Power Supply	PS-4103	California	Digital Power Corporation
Telecom Power Supply	SYS1260W-QUA	California	Digital Power Corporation
Medical Power Supply	UPCS300-126	California	Digital Power Corporation
Medical Power Supply	SYS-MICRO-US	California	Digital Power Corporation
Medical Power Supply	USCS250-489	California	Digital Power Corporation
Defense Grade Power Supply	SYS600W-2-LHM	California	Digital Power Corporation

L2 EV Charger	CEVAC-7KW-J17-S18-NEM6-50	California	Turnongreen, Inc.
L2 EV Charger	CEVAC-7KW-J17-S18-NEM14-50	California	Turnongreen, Inc.
L2 EV Charger	CEVAC-7KW-J17-S24-NEM6-50	California	Turnongreen, Inc.
L2 EV Charger	CEVAC-7KW-J17-S24-NEM14-50	California	Turnongreen, Inc.

EXHIBIT B

Patents

Patent / Application No.	Title of Invention	Filing Date	Jurisdiction / Office	Status (issued / pending)	Owner / Assignee

EXHIBIT C

Trademarks

Mark / Logo Description	Application / Registration No.	Filing Date	Jurisdiction / Office	Goods / Services (Class Nos.)	Owner / Assignee
DP Digital Power	4635036	11/11/2014	USPTO	Class 009 Class 040 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
DP Digital Power Flexible Power Solutions	4635037	11/11/2014	USPTO	Class 009 Class 040 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
Coolisys Technologies	6043039	04/28/2020	USPTO	Class 009	TURNONGREEN, INC. akohn@turnongreen.com
Coolisys Technologies Corp.	6304934	03/30/2021	USPTO	Class 009	TURNONGREEN, INC. akohn@turnongreen.com
Coolisys Technologies Corp.	1579106	01/20/2021	WIPO | MADRID	Class 1.5 Class 26.1 Class 26.22 Class 27.5	Coolisys Technologies Corp. akohn@turnongreen.com
Coolisys Technologies Inc.	6043041	04/28/2020	USPTO	Class 009	TURNONGREEN, INC. akohn@turnongreen.com
TURNON GREEN	7065887	05/30/2023	USPTO	Class 009 Class 037 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
TURNONGREEN	7316677	02/27/2024	USPTO	Class 009 Class 037 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
TURNONGREEN	7316675	02/27/2024	USPTO	Class 009 Class 037 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
TURNONGREEN	7316676	02/27/2024	USPTO	Class 009 Class 037 Class 042	TURNONGREEN, INC. akohn@turnongreen.com

TURNON GREEN	7065886	05/30/2023	USPTO	Class 009 Class 037 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
ACECOOL	6522315	10/12/2021	USPTO	Class 009	TURNONGREEN, INC. akohn@turnongreen.com
COOLWATTS	7316670	02/27/2024	USPTO	Class 009 Class 042	TURNONGREEN, INC. akohn@turnongreen.com
EVCOOL	7151464	08/29/2023	USPTO	Class 009 Class 042	TURNONGREEN, INC. akohn@turnongreen.com

EXHIBIT D

Mask Works

Mask Work Name	Registration No.	Registration Date	Jurisdiction	Owner / Assignee	Notes